Exhibit 99.2

This news release contains forward-looking statements, including those regarding our expected executive succession, Timothy L. Main’s expected appointed as Chairman of the Board, our achievement of greater success in the future, our growth under Mark T. Mondello’s leadership, and our continuing to be a world leading global services partner. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes to differ materially. These risks and uncertainties include, but are not limited to: changes in our strategy; fluctuations in our stock’s market price; fluctuations in operating results and generation of cash flow; unexpected, adverse seasonal impacts on demand; changes in macroeconomic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Jabil Announces Succession Plans

Mark Mondello to Become Chief Executive Officer in March 2013

St. Petersburg, FL –October 18, 2012—The Jabil (NYSE: JBL) Board of Directors has appointed Mark T. Mondello Chief Executive Officer of the company, effective March 1, 2013. Mondello was also nominated to stand for election to the board of directors at the company’s annual meting of shareholders in January 2013. Mondello, currently the company’s Chief Operating Officer, will succeed Timothy L. Main, Jabil’s current President and CEO. Main will remain President & CEO until March 2013 as part of a planned and orderly executive succession. The Board anticipates Main will be appointed Chairman of the Board at the company’s annual meeting of shareholders in January 2013.

“The opportunity to lead Jabil for the past 12 years as CEO has been a privilege and an honor,” Main said. “I believe the company is in a strong position and it is the right time for an orderly and progressive leadership transition. I believe that Mark is a proven leader with the vision, energy and drive to lead Jabil to even greater success. I have absolute confidence in his ability to lead this company forward,” Main added.

“With Tim at the helm, Jabil transformed its strategic direction by focusing on market diversification and making thoughtful business decisions based on clear understanding of the industry,” said William D. Morean. “In his 20 years at Jabil Mark has distinguished himself as a leader who embodies the results-oriented Jabil culture. The Board and I are truly looking forward to this next phase of Jabil’s growth under Mark’s leadership.”

“We expect to continue to be a world leading global services partner by offering differentiated capabilities and cost-effective services,” said incoming CEO Mark Mondello. “I am humbled to assume this role with the responsibility to carry the Jabil torch forward and appreciate the confidence of Bill, Tim and the entire Board.”

“I am committed to leading a great team focused on our customers, shareholders, employees and suppliers,” Mondello continued. “Our team is excited about the many opportunities that are ahead of us.”

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and aftermarket product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 29 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Mark T. Mondello

Mark Mondello joined Jabil in 1992 as a manufacturing supervisor. He was promoted to Project Manager in 1993, named Vice President, Business Development in 1997 and Senior Vice President, Business Development in 1999. Mondello was promoted to Chief Operating Officer in 2002, overseeing global operations, business development, new product development, supply chain and information technology. Prior to Jabil, Mondello was a commercial and defense-related aerospace project manager for Moog, Inc. A native of Chicago, Mark holds a Bachelor of Science in Mechanical Engineering from the University of South Florida.

Mark is long-time member of the Board of Trustees of All Children’s Hospital in St. Petersburg and both he and his wife, Keli are passionate about community service and actively give their time in support of various philanthropic efforts. Mark’s middle child, who is nearly 18, has special needs. “She has taught me a tremendous amount about life and facing challenges head on without complaint,” Mondello says.

Investor & Media Contact:

Beth Walters

Senior Vice President, Communications and Investor Relations

Jabil Circuit, Inc.

(727) 803-3349

beth_walters@jabil.com